Exhibit 99.2

Progressive Care Announces Completion of Strategic Transaction with NextPlat

MIAMI, FL – September 6, 2022 – Progressive Care Inc. (OTCQB:RXMD) (“Progressive Care” or the “Company”), a personalized healthcare services and technology company, is excited to announce that it has successfully completed a recapitalization of its debt and a strategic investment by NextPlat Corp. (“NextPlat”) (NASDAQ:NXPL). Dawson James Securities Inc. (“Dawson”) served as the placement agent for this transaction.

Under the agreement, Progressive Care received an aggregate gross proceeds of $6 million from NextPlat in exchange for the issuance to NextPlat of 3,000 units of Series B Preferred Stock as well as warrants to purchase up to 3,000 shares of Series B Preferred Stock at an exercise price of $2,000 per share. In addition, NextPlat, NextPlat’s Executive Chairman and CEO, Charles M. Fernandez, board member, Rodney Barreto, and certain other investors purchased approximately $2.8 million of outstanding convertible debt in Progressive Care. Progressive Care and the other purchasers of the debt agreed to modify the debt so as to fix the conversion price of the debt at $0.02 per share, to reduce the interest rate from 10% to 5% per annum, and to extend the maturity date to August 31, 2027.

In addition, Charles Fernandez, NextPlat’s CEO and Chairman of the Board will be appointed as the Chairman of Progressive Care’s Board of Directors joined by Rodney Barreto, Director of NextPlat, as Co-Vice-Chairman. Alan Jay Weisberg, CEO, and Chairman of the Board of Progressive Care, will assume the position of Co-Vice-Chairman of the Board while continuing to serve as the CEO of the company.

“Today marks an incredibly exciting day in Progressive Care’s history. At a transformational time for the healthcare industry, the successful completion of the strategic transaction makes our company’s balance sheet stronger and will enable us to capitalize on significant opportunities for growth. We are now positioned to leverage our infrastructure, expand, and diversify our services while building our distribution capabilities across the country. We welcome Charlie and Rodney to our leadership team and are excited to partner with NextPlat to help enhance the digital transformation of Progressive Care business into a market leader in medication therapy management, remote patient monitoring, and e-health” said Alan Jay Weisberg, CEO of Progressive Care Inc.

Charles M. Fernandez, CEO and Chairman of NextPlat said, “I am extremely excited about the future of Progressive Care and NextPlat partnership. This much-needed recapitalization, and our team’s unique abilities to innovate and develop leading-edge technologies will help the company grow faster, meeting the needs of the complex healthcare space. Together, we will continue to reinforce our dedication to patients, providers, and technologies that will deliver improved customer service, cost savings and enhanced outcomes for patients nationwide. I would like to thank both teams for their efforts in getting us to successful completion of the transaction and looking forward to working together towards the stellar growth ahead.”

Rodney Barreto, NextPlat Director added, “The coming together of NextPlat and Progressive is a powerful combination. Our technologies and resources will bring meaningful improvement for Floridians and healthcare system countrywide by significantly improving patient care and management systems. I am excited to be a part of this process.”

Lucosky Brookman served as counsel to Progressive Care in connection with the transaction, and ArentFox Schiff LLP served as counsel to NextPlat.

For more information about Progressive Care, please visit the Company’s website. Connect and stay in touch with us on social media:

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About Progressive Care

Progressive Care Inc. (OTCQB: RXMD), through its subsidiaries, is a Florida health services organization and provider of prescription pharmaceuticals, compounded medications, provider of tele-pharmacy services, the sale of anti-retroviral medications, medication therapy management (MTM), the supply of prescription medications to long-term care facilities, and health practice risk management.

About NextPlat

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Cautionary Statement Regarding Forward-Looking Statements Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding departure of the company’s CEO. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target,” “intend” and “expect” and similar expressions, as they relate to Progressive Care Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

Public Relations Contact:

Carlos Rangel

carlosr@pharmcorx.com